Exhibit 10.1

Execution Copy	YAHOO! PUBLISHER NETWORK CONTRACT #1-26652287

PUBLISHER: LOCAL.COM CORPORATION		PUBLISHER TAX ID: 33-0849123

Start Date:	The latter date set opposite of either Yahoo! Inc.’s or Publisher’s signature.	End Date: July 31, 2011.
This Agreement shall terminate and supersede the Yahoo! Publisher Network Agreement #205132 between Yahoo! Inc., as successor-in-interest to Overture Services, Inc., and Local.com Corporation, formerly known as Interchange Corporation, entered into as of October 17, 2005, as amended. After the End Date, this Agreement will automatically renew for additional thirty (30) day periods unless either party provides the other party with a thirty (30) day notice of non-renewal.
Capitalized terms not defined herein shall have the meanings ascribed to them in Attachment B hereto.
Deployment of Services on Publisher’s Offerings:
A. Results Hosting Sites
1. Link = Search Box; Results = Paid Search Results, Web Search Results; Publisher’s Offering = the following Sites: www.local.com, www.localconnect.com, www.mrlocal.com and www.premierguide.com (sometimes referred to herein individually or collectively as “Results Hosting Sites”).
2. Link = Hyperlinks; Results = Hyperlink Results, Web Search Results; Publisher’s Offering = Results Hosting Sites.
3. Link = Ad Code; Results = Matched Ads; Publisher’s Offering = Results Hosting Sites.
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D. Mapped Domains
1. Link = Domain Match Link; Results = Domain Match Results, Web Search Results; Publisher’s Offering = Mapped Domains (as defined in Attachment D).
Implementation:
×	As shown in Attachment A and as described in this SO and Attachments

×	Publisher will launch services within ten (10) business days of receiving the production feed from Yahoo!.

×	***
Compensation:
A. For Paid Search Results, Matched Ads, Domain Match Results and Hyperlink Results on all Publisher’s Offerings *** Yahoo! will pay Publisher a percentage of Adjusted Gross Revenue in accordance with the following table; Adjustment: *** of Gross Revenue.

Gross Revenue for the applicable calendar Month:	Publisher’s Percentage of Adjusted Gross Revenue:

Up to $***	***%

Greater than $*** and up to $***	***%

Greater than $***	***%

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B. For Paid Search Results, Matched Ads, Domain Match Results and Hyperlink Results ***, Yahoo! will pay Publisher ***% of Adjusted Gross Revenue; Adjustment: *** of Gross Revenue.
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Non-Disclosure Agreement (“NDA”) effective date: June 8, 2010
Notices will be delivered in accordance with Section 22 of Attachment B to:

PUBLISHER	YAHOO! INC.

7555 Irvine Center Drive, Irvine, CA 92618	3333 W. Empire Avenue, Burbank, CA 91504

Fax: 949-784-0880 Attn: General Counsel	Fax: 818-524-3001 Attn: General Counsel
Publisher and Yahoo! agree to this Service Order and Attachments A, B, C and D, and all Exhibits. Signed:

LOCAL.COM CORPORATION		YAHOO! INC.

By:	/s/ Brenda Agius	By:	/s/ Al Echamendi

Name: Brenda Agius		Name: Al Echamendi

Title: CFO		Title: Sr. Director, Business Development

Date: 8/25/2010		Date: 8/25/10

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ATTACHMENT A — IMPLEMENTATION REQUIREMENTS
The following requirements apply to all Links and Results shown in the SO. Any provisions concerning Links and Results not explicitly listed in the SO do not apply to Publisher. The use of the term “Yahoo!” throughout this Agreement shall refer to Yahoo! Inc.
A.	Requirements for all Links, Queries and Results

1.	Publisher will implement all Links and Results in a manner that is substantially similar in design to the mockups, including but not limited to, margins, text size, color, font, shading/background, spacing, blank areas, content categories, number of listings, section and placement on the page (top to bottom and left to right). ***

2.	Publisher will display the labels and headings in a manner that is substantially similar in design to the mockups (or any labels, headings or notices provided by Yahoo! or required by law), with a nearby prominent link to a webpage that explains in language approved by Yahoo! that certain Results are sponsored advertising. Yahoo! reserves the right to include links within the Results to further clarify the sponsored nature of the Results ***

3.	Publisher will display all Results on the next webpage displayed to a user after a Query, with no interstitial content, at the same time as it displays the other content on that webpage.

4.	Publisher will not cache Results.

5.	Publisher will display the *** Paid Results *** contiguously, in the order provided by Yahoo!, without any other content between the individual Paid Results.

6.	Publisher will not truncate the full titles, descriptions and URLs provided by Yahoo! and will not modify any part of the Results. Publisher will display Results in the language provided by Yahoo!.

7.	Publisher will include the Links on each Publisher’s Offering as described in the Agreement. Publisher will not request Results by any means except the Links and will not place Links on any website, software application or email except for the Publisher’s Offerings. Publisher will use commercially reasonable efforts to enable all of its users to access and use the Links and Results and, except as prohibited under Section 18 (Abuse of Services) of Attachment B, to deliver all Queries to Yahoo! every time a user enters a search into the Search Box, uses a Hyperlink or Domain Match Link, or navigates to an Ad Page.

8.	***

9.	***

10.	***

11.	Publisher will not (a) redirect an user away from the Advertiser Landing Page after the user clicks on a Result, (b) provide a version of the Advertiser Landing Page different from the page the user would access by going directly to the Advertiser Landing Page, (c) intersperse any content between Results and any Advertiser Landing Page, or (d) minimize, remove or otherwise inhibit the full and complete display of any Advertiser Landing Page.

12.	Publisher will implement any reasonable technical requirements requested by Yahoo!; ***

13.	Yahoo! reserves the right for certain keywords, in Yahoo!’s sole discretion, to deliver no Results and provide a response that no Results are being delivered.

14.	Within 90 days of the Start Date, Publisher will conspicuously post a privacy policy that complies with all applicable laws, rules and regulations on each of Publisher’s Offerings that are owned and operated by Publisher. Publisher also represents and warrants that its contracts with *** include a similar privacy policy requirement ***.

B.	Additional Requirements for Matched Ads and/or Hyperlinks

1.	The parties will agree in writing on the pages within Publisher’s Offerings that will display Matched Ads and/or Hyperlinks (“Ad Pages”), using keywords approved in writing or dynamically determined by Yahoo!. Publisher will display Matched Ads and/or Hyperlinks to all users who navigate to the Ad Pages, to the extent Matched Ads and/or Hyperlinks are provided by Yahoo!. Publisher will allow the Hyperlinks to send Yahoo! a Query each time

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that a user uses a Hyperlink. Yahoo! reserves the right to require Publisher to remove Matched Ads and/or Hyperlinks from any webpage or to stop using any keyword for any reason or no reason.
2.	Publisher will display Matched Ads and/or Hyperlinks at the same time as it displays the other content on the Ad Page.

3.	Once a user arrives at an Ad Page, Publisher will not send Yahoo! additional Queries for Matched Ads until the user navigates to a new Ad Page or refreshes the Ad Page.

4.	In order for Yahoo! to provide dynamic mapping of Matched Ads, Publisher acknowledges that Yahoo! will crawl the content within Publisher’s Offerings and will store and use limited information from Publisher’s Offerings, solely to the extent needed for the necessary matching technology to function.

C.	Additional Requirements for Paid Search and/or Web Search

1.	Publisher will implement the Search Box on all search-oriented pages within Publisher’s Offerings, any pages delivered to users by Publisher that contain Paid Results, and any other pages mutually agreed to by the parties.

D.	Additional Requirements for Graphics

1.	Implementations. Publisher may display relevant non-clickable images from a United States Advertiser’s website in connection with such Advertiser’s Paid Search Results displayed on a results page (“Graphics”); such Graphics shall only be provided by a third party approved in writing by Yahoo! (“Approved Graphics Provider”) in a manner that is substantially similar to the mock-ups. If Publisher wishes to alter the manner in which Graphics are displayed, Publisher must provide written notice thereof to Yahoo! and Yahoo! may approve or disapprove such new design. For the avoidance of doubt, the Graphics shall not redirect the user to an Advertiser’s web page when clicked upon by a user.

2.	Representations and Warranties. Publisher represents and warrants that it has the legal right, power and authority to exploit the Graphics as contemplated in this Agreement.

3.	Prohibited Advertisers. “Prohibited Advertisers” are Advertisers that Yahoo! believes for business or contractual reasons should not have Graphics displayed in connection with their Paid Search Results. If applicable, Yahoo! shall provide Publisher with a list of Prohibited Advertisers (“Prohibited Advertiser List”) for whom Graphics shall not be displayed, and Publisher shall cause the Approved Graphics Provider to remove the Graphics from display in connection with Prohibited Advertiser Paid Search Results. Yahoo! shall have the right to update the Prohibited Advertiser List from time to time in its sole discretion.

4.	Display. Yahoo! shall have the right to request that Publisher block or change the Graphics used for one or more Advertisers for any reason or no reason. It shall be Publisher’s responsibility to cause the Approved Graphics Provider to change or block the Graphics immediately upon its receipt (including by email) of such request hereunder from Yahoo!. Yahoo! may, at its option, contact the Approved Graphics Provider directly to effect the foregoing. ***

5.	Indemnification. In addition to and without limitation of Publisher’s indemnification obligations under Section 15 of Attachment B (Terms and Conditions) to the Agreement, Publisher shall defend and/or settle, and pay damages awarded pursuant to, any claim brought against Yahoo! and/or Yahoo! Related Parties, its or their officers, directors, employees, agents and third party service providers, arising from or related to any aspect of Publisher’s use of Graphics, including but not limited to the selection or display of Graphics in connection with Publisher’s Offerings and/or any technology used in the implementation of Graphics as outlined herein. ***

6.	Termination. In addition to the foregoing, Yahoo! shall have the right, for any reason or no reason, in its sole discretion, to immediately require Publisher to terminate the implementation of Graphics described in this Section D.
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Execution Copy	YAHOO! PUBLISHER NETWORK CONTRACT #1-26652287
MOCKUPS
Mockups of Graphics on Publisher’s Offerings
The implementation of Graphics on Publisher’s Offerings shall be mutually agreed upon by the parties in writing prior to Publisher’s use of Graphics on Publisher’s Offerings.
Mockups of Results Hosting Sites
www.localconnect.com
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www.mrlocal.com
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www.local.com
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Mockups for ***
Links
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Mockups for ***
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Mockups of ***on Publisher’s Offerings
The implementation of *** on Publisher’s Offerings shall be mutually agreed upon by the parties in writing prior to Publisher’s use of *** on Publisher’s Offerings.
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ATTACHMENT B – TERMS AND CONDITIONS
The parties agree to the following:
The parties’ agreement consists of the Service Order, all Attachments, and Exhibits and the NDA (“Agreement”).
1. License. During the Term and subject to Publisher’s compliance with this Agreement, Yahoo! grants to Publisher a limited, non-exclusive, non-assignable, non-transferable, non-sublicensable (unless explicitly provided for under this Agreement), royalty-free license to use and display the Links and the Results on Publisher’s Offerings, solely for purposes contemplated in this Agreement. The above license includes the limited right to use and reproduce the software code and/or URLs that allow Publisher to create Links and receive Results.
2. Services. Yahoo! will use commercially reasonable efforts to respond to Queries by delivering Results or a response that no Results are being delivered. Yahoo! will determine the number of Results provided for each Query.
3. Publisher’s Offerings. Publisher represents and warrants that the listed Publisher’s Offerings are all of Publisher’s websites, emails, software applications and domains that include services similar to those covered by this Agreement, as of the Start Date. This Agreement applies to the top-level domains of any Web sites (including successor sites) that are included as Publisher’s Offerings, but excludes any web pages (even those within the top level domain of a Publisher’s Offering) that are intended for users outside the Territory, as such defined term may be amended pursuant to Section 4 below. For the avoidance of doubt, “all web pages within the top-level domain of the Site” includes web pages under the “local.com” domain that is preceded by a city, state or other local or regional designation (e.g., “amarillo.local.com”).
4. ***
5. Compensation. “Adjusted Gross Revenue” means Gross Revenue minus the Adjustment. “Gross Revenue” means the amount earned from Advertisers solely from the Paid Results shown on Publisher’s Offerings in each of the Territories. Gross Revenue is calculated and payment is made to Publisher (a) net of any taxes that are required to be collected, withheld or paid with respect to such earned amount (except taxes on net income); (b) net of all credit card or other payment processing fees, bad debt and charge-backs, commissions or discounts allowed or paid to advertising agencies ***; and (c) net of refunds to Advertisers.
6. Payment. Yahoo! or a Yahoo! Related Party will pay Publisher within 45 days after the end of the calendar month in which the relevant Results appeared on Publisher’s Offerings. Payment will be made in US dollars. If Advertisers pay in any other currency, Yahoo! will calculate payment using the average exchange rate as published by a nationally recognized source (e.g., Oanda). If the Territory includes countries other than the United States, Publisher acknowledges that payment will only be made after Publisher fulfills Yahoo!’s invoicing requirements. Yahoo! may offset payments by any amounts Publisher owes to Yahoo!, including previous overpayments. In the event that Yahoo! refunds amounts to Advertisers where the amount of the refund attributable to Publisher’s Offerings is in excess of the amount Yahoo! owes Publisher, Publisher will pay Yahoo! for such amounts within 30 days of Yahoo!’s request (e.g., if the Advertiser refund attributable to Publisher’s Offerings is $100 and Yahoo! owes Publisher $80, Publisher shall pay Yahoo! $20 within 30 days of Yahoo!’s request). For clarity, in no instance will Publisher be responsible for amounts refunded by Yahoo! to Advertisers in excess of the amounts earned by Publisher attributable to Publisher’s Offerings for such Advertisers during the time period relevant for the refund (i.e., Publisher will never be required to refund more than it has earned for the time period relevant for the refund). Yahoo! may make payments only when Publisher’s balance exceeds US $250.00 (or until termination or expiration of this Agreement). Except as specifically set forth in this Section, Yahoo! will retain all revenues derived from or in connection with its services.
7. Reports. Publisher will receive a monthly report describing how the payment was determined. Yahoo! shall provide Publisher with a login and password to access, at no charge to Publisher, the Partner Management Center or succeeding service, which provides preliminary online data on the performance of the Results on Publisher’s Offerings, including, without limitation, number of searches, clicks, bidded searches, and other revenue data. Yahoo! will, upon Publisher’s
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request, supply Publisher with up to *** to track such information (or such number of *** in excess of *** as mutually agreed by the parties in writing, email sufficing).
8. Exclusivity.
(a) On the *** Publisher’s Offering (as further defined in Section 29 of this Attachment B), Publisher will ensure that Yahoo! is the exclusive source of Paid Listings. ***
(b) ***
(c) ***
(d) ***
(e) ***
(f) Publisher agrees that any violation of this Section 8 will cause Yahoo! irreparable harm for which there is no adequate remedy at law. Publisher waives any requirement for a bond in connection with any claim for injunctive relief. ***
9. Ownership. As between Yahoo! and Publisher, all right, title and interest in the Links, Results and the Yahoo! trademarks are exclusively owned by Yahoo!, its licensors and/or its Advertisers, and all right, title and interest in Publisher’s Offerings, the Publisher Content and the Publisher trademarks are exclusively owned by Publisher and/or its licensors.
10. No Implied Licenses. Each party reserves any rights not expressly granted and disclaims all implied licenses, including implied licenses to trademarks and patents.
11. Responsibility for Publisher’s Offerings. Publisher is solely responsible for Publisher’s Offerings and the Publisher Content. Publisher will provide at least 10 business days’ prior notification to Yahoo! of any material change in the content, design or architecture of Publisher’s Offerings that would change the target audience or affect the implementation or display of the Links or the Results. If Publisher makes a material change as reasonably determined by Yahoo!, or if Yahoo! receives one or more material complaints about Publisher or any Publisher’s Offering that are verifiable (including complaints about the traffic sent to Advertisers from or through (a) any Publisher’s Offering or (b) any feed provided to Publisher by Yahoo!), then Yahoo! may terminate this Agreement in whole or as to the specific Publisher’s Offering that was the subject of the change or complaint, subject to the notice, cure and suspension provisions in Section 19 below. However, such termination may be made immediately upon notice, without opportunity to cure, if any of the following factors relating to Publisher or any Publisher’s Offering is present: a threatened or initiated third party claim or proceeding against Publisher, Yahoo! or a Yahoo! Related Party; a governmental action or investigation; adverse publicity or media attention; or Yahoo!’s reasonable belief that Yahoo!, a Yahoo! Related Party or any Advertiser may incur liability. In addition, termination under this Section 11 may be made without opportunity to cure if notice of termination under this Section 11 has been provided to Publisher twice before.
12. Information and Cooperation. For each Query and each click on a Paid Result, Publisher will provide: ***. Publisher will provide this information at the time a Query is sent to Yahoo! and when a user clicks on a Paid Result. For clarity, Yahoo! will not request and Publisher will not share any personally identifiable information with Yahoo!. Additionally, Publisher will utilize the URLs and other source feed indicators designated from time to time by Yahoo!. The parties will cooperate in a commercially reasonable manner to minimize automated, fraudulent or lower quality traffic. Yahoo! will have no obligation to make payments in instances when Publisher has failed to utilize designated source feed indicators correctly. Yahoo! shall determine the validity and quality of all traffic in its reasonable discretion.
13. Confidentiality. For the duration of the Term, the parties’ confidentiality obligations will be governed by the terms of the NDA, which is incorporated into this Agreement by reference.
14. Yahoo! Indemnification. Yahoo! will indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Publisher and/or Publisher’s officers, directors, employees or agents, *** provided that Publisher promptly notifies Yahoo! in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to Yahoo! (at Yahoo!’s expense and with Yahoo!’s choice of counsel), and cooperates fully with Yahoo! (at Yahoo!’s request and expense) in defending or settling such claim, including but not limited to providing any information or materials necessary for Yahoo! to perform the foregoing. Yahoo! will not enter into any settlement or compromise of any such claim, which settlement or
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compromise would result in any liability to Publisher or require Publisher to take any affirmative action, without Publisher’s prior consent, which will not be unreasonably withheld. ***
15. Publisher Indemnification. Publisher will indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Yahoo! and/or Yahoo!’s officers, directors, employees or agents, which *** provided that Yahoo! promptly notifies Publisher in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to Publisher (at Publisher’s expense and with Publisher’s choice of counsel), and cooperates fully with Publisher (at Publisher’s request and expense) in defending or settling such claim, including but not limited to providing any information or materials necessary for Publisher to perform the foregoing. Publisher will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to Yahoo! or require Yahoo! to take any affirmative action, without Yahoo!’s prior consent, which will not be unreasonably withheld. ***
16. DISCLAIMER OF WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, (A) YAHOO! AND ITS LICENSORS ARE NOT RESPONSIBLE FOR ANY CONTENT PROVIDED HEREUNDER OR FOR ANY WEB SITES THAT CAN BE LINKED TO OR FROM THE RESULTS, (B) PUBLISHER ACKNOWLEDGES THAT THE PAID MARKETPLACES ARE CONTINUOUSLY CHANGING AND THAT YAHOO! RESERVES THE RIGHT TO UPDATE SUCH MARKETPLACES, PRODUCTS AND SERVICES, AND (C) YAHOO! AND ITS LICENSORS MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.
17. LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CLAIM OR THEORY OF LIABILITY BROUGHT (INCLUDING, WITHOUT LIMITATION, UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY’S AGGREGATE LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT (CUMULATIVELY) SHALL BE LIMITED TO ***.
NOTWITHSTANDING THE FOREGOING, THE ABOVE EXCLUSIONS AND LIMITATIONS OF LIABILITY WILL NOT APPLY TO: (i) A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS; (ii) AN INTENTIONAL BREACH BY PUBLISHER OF ITS EXCLUSIVITY OBLIGATIONS; or (III) ANY AMOUNTS PAYABLE UNDER A PARTY’S EXPRESS INDEMNIFICATION OBLIGATIONS; PROVIDED, HOWEVER, THAT EACH PARTY’S AGGREGATE LIABILITY UNDER ITS RESPECTIVE INDEMNIFICATION OBLIGATION IN SECTION 14 AND SECTION 15 OF ATTACHMENT B SHALL BE LIMITED TO ***.
18. Abuse of Services. Unless specifically allowed in this Agreement, (1) none of the circumstances described *** below will occur on or in connection with Publisher’s Offerings; ***
(a) Queries or clicks generated by any automated or fraudulent means, provided that only for the purposes of constituting a breach by Publisher under this Agreement, the following shall apply: *** For clarity, any and all Queries or clicks generated by automated or fraudulent means shall not be counted for purposes of calculating any compensation owed to Publisher, ***; and all suspension and termination rights set forth below in this Section 18 shall be applicable immediately ***;
(b) Queries or clicks on Results generated by misleading, manipulative, deceptive or incented means, including but not limited to: (i) blind links (where users do not know that they will be performing a Query or clicking on a Result); (ii) requiring a user to search or click to receive some other benefit, obtain some other result or perform another function (such as leaving a webpage or closing a window); (iii) pre-populating the Search Box; (iv) Publisher, its employees, contractors or agents clicking on the Results except in the course of normal individual use; or (v) offering a user any inducement of any kind to search or click on the
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Results;
(c) Unauthorized implementations, including: (i) use, display, syndication, sublicensing or delivery of the Links, Results or Marks anywhere other than on Publisher’s Offerings; (ii) Links placed on or Queries from or after 404 or other error messages; (iii) Queries from, or displays of Results or Links within pop-over or pop-under windows, in or through a downloadable application, or in or through an email; or (iv) using a software application that is downloaded to users’ computers to drive traffic to any website on which Links or Results appear unless the application has been formally approved by Yahoo!;
(d) Sending Queries from users located within countries identified on the Office of Foreign Assets Control’s list of sanctioned countries, or masking the true user agent, referring URL, serveURL or IP address of a user;
(e) Adding, deleting or changing terms or characters of a Query by anyone other than the user;
(f) *** display of anything (such as pop-up windows, expanding banners or buttons or any animation) that may obscure any portion of the Links or the Results or stripping, blocking, or filtering Results by any means or in any way preventing or inhibiting the display of Results in whole or in part;
(g) Sending Queries to, or otherwise accessing, market-specific search databases or product-specific paid marketplace databases except as approved by Yahoo!;
(h) Purchasing traffic with the intent of directing users to web pages where Paid Results are the most prominent page element. Yahoo! acknowledges that the mockups attached hereto have been reviewed by Yahoo! and that the Paid Results, exactly as reflected on the attached mockups, are not considered by Yahoo! to be “the most prominent page element” on such web page; or
(i) Installing any program on a user’s computer or replacing a user’s home page, without the user’s express and informed prior consent.
Any search, impression, click or conversion generated in violation of this Section 18 shall not be counted for purposes of calculating any compensation owed to Publisher.
If any of the provisions of Section 18 above is violated, Yahoo! may immediately suspend services upon notice to Publisher. If Publisher fails to cure or prevent the noticed activity within 48 hours after Yahoo! informs Publisher of the violation or if Publisher fails to provide reasonable assurances that there will be no further violations, Yahoo! may terminate this Agreement immediately upon notice without liability to Publisher except for any compensation due to Publisher through the date of termination. If Publisher cures such violation, Yahoo! will promptly (within 1 business day) reinstate the services previously suspended. If Publisher violates the same provision of this Section 18 more than once *** or any of the provisions of this Section 18 more than twice, Yahoo! may terminate this Agreement without providing opportunity to cure.
19. Breach/Bankruptcy. Except where this Agreement provides otherwise, either party may terminate this Agreement if the other party fails to cure any material breach of this Agreement within 10 days of notice thereof. When Yahoo! is the non-breaching party, Yahoo! may suspend services to Publisher during the cure period if Yahoo! believes the suspension will prevent harm to Yahoo! or the Yahoo! network. In addition, either party may suspend performance and/or terminate this Agreement if the other party makes any assignment for the benefit of creditors or files or has filed against it any petition under bankruptcy law.
20. Change of Control or Transfer of Assets.
(a) Yahoo! may terminate this Agreement immediately without liability upon the existence of a Change of Control by Publisher ***. Publisher agrees to notify Yahoo! of a Change of Control by Publisher within 15 business days of such Change of Control. “Change of Control” means (i) a merger, consolidation or other reorganization to which Publisher is a party, if the individuals and entities who were stockholders (or partners or members or others that hold an ownership interest) of Publisher immediately prior to the effective date of the transaction have “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of less than eighty percent (80%) of the total combined voting power for election of directors (or their equivalent) of the surviving entity following the effective date of the transaction, (ii) acquisition by any entity or group of direct or indirect beneficial ownership in the aggregate of then issued and outstanding securities (or other ownership interests) of
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Publisher in a single transaction or a series of transactions representing in the aggregate twenty percent (20%) or more of the total combined voting power of Publisher, or (iii) a sale of all or substantially all of Publisher’s assets.
(b) Publisher will not assign or transfer any Publisher’s Offering to any entity wholly or partially owned by, controlled by or under common ownership or control with Publisher without requiring that entity to enter into one of the following, at Yahoo!’s request: (i) an amendment to this Agreement adding that entity as a party, or (ii) a separate agreement containing terms substantially similar to this Agreement.
21. Traffic Quality Shortfall. If the traffic quality score for any Publisher’s Offering for any calendar month is less than *** on the Traffic Quality Scale ***, Yahoo! may notify Publisher of such traffic quality score. Upon receiving such notice, ***
22. Notice. Notice will become effective when delivered: (a) by courier to the address in the SO (established by written verification of personal, certified or registered delivery by courier or postal service); or (b) by fax to the fax number in the SO (established by a transmission report and followed by a copy sent by courier or certified or registered mail). The parties will notify each other of updated addresses and/or fax numbers. If (and only if) a party has failed to furnish an accurate fax number, the other party may notify that party by electronic mail to that party’s primary contact (followed by a copy sent by courier or certified or registered mail). Such email notice will become effective when sent, provided that the sender does not receive a response that the message could not be delivered or an out of office reply.
23. PR. No party will issue a press release or other written public statement regarding this Agreement without the other party’s written approval (not to be unreasonably delayed), except that (a) Yahoo! and any Yahoo! Related Party may communicate the general nature of this Agreement to Advertisers and may list Publisher as a Yahoo! publisher, and (b) if either party is required by a government agency (such as the SEC) to disclose the existence and/or terms of this Agreement, then the disclosing party may make such disclosure; provided that, the disclosing party shall (i) promptly notify the other party of such requirement, (ii) provide the other party with a reasonable opportunity to review and consent to such disclosure, which consent shall not be unreasonably withheld, and (iii) reasonably cooperate with the other party to seek confidential treatment or to obtain an appropriate protective order to preserve the confidentiality. Each party will use reasonable efforts to give the other party 10 business days prior written notice of its intent to file this Agreement with the SEC or other similar regulatory agency and will work in good faith with the other party for the purpose of agreeing upon and incorporating proposed redactions (such proposed redactions to comply with laws, rules and regulations interpreting securities and other applicable laws); provided that, in the event this Agreement must be filed with the SEC in connection with a Form 8-K, the required prior written notice period shall only be 2 business days No cure period shall apply to a breach of this Section.
24. Assignment. Subject to the restrictions set forth below, this Agreement may be assigned in whole, or in part and shall inure to the benefit of, and shall be binding upon, the parties’ successors and assigns. Notwithstanding anything contained herein to the contrary, no party shall assign any of its rights under this Agreement nor delegate any of its duties under this Agreement without Yahoo!’s or Publisher’s, as applicable, prior written consent (not to be unreasonably delayed); provided, however, that no such consent is required if an assignment is made by Yahoo! to a Yahoo! Related Party, or by either party in connection with a Change in Control in which the acquirer is not a Named Company. Any unauthorized assignment or transfer of this Agreement shall be null and void and of no force or effect.
25. Agreement. Executed counterparts will each be deemed originals. The parties can rely on fax copies of the signed Agreement as if they are originals. Only a written instrument executed by the party expressly waiving compliance may waive any terms of this Agreement. In the event Publisher does not include a date in its signature block in the SO, the Start Date of this Agreement will be the date included in Yahoo! Inc.’s signature block. In the event of any discrepancy regarding the date included in Publisher’s signature block, the earlier date will control. This Agreement, together with the documents referenced in this Agreement, will contain the sole and entire understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior negotiations, discussions, commitments and understandings heretofore had between the parties with respect thereto. The parties
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acknowledge and agree that they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel. Any amendments or modifications to this Agreement must be in writing and signed by an officer of each party. If any part of this Agreement is invalid, the remainder shall remain in force and the invalid portion will be replaced with a valid provision coming closest to the parties’ intent and having like economic effect.
26. Law and Venue. This Agreement is governed by, and will be construed according to the laws of the State of California, United States of America without regard to conflict of laws rules that would otherwise apply laws of any other state or jurisdiction. Each party hereby consents to non-exclusive personal jurisdiction and venue in the federal and state courts for Santa Clara County, California.
27. Expiration/Termination. When this Agreement expires or is terminated: all rights and licenses in this Agreement will terminate immediately and Publisher will immediately cease using the Links, Results and Marks; Sections 5, 6, 9, 13-17, 22, 23, 25-27 and 29 of this Attachment B, Sections 6 and 7 of the Domain Match Attachment, *** and any other provisions of this Agreement that by their terms should survive the expiration or earlier termination of this Agreement will survive; and Publisher will promptly refund to Yahoo! any unearned portion of any payment.
***
28. Misc. In the event of a conflict between the terms of the SO and Attachments A and B, the terms of the SO and Attachment A will govern. A party will not be liable for failing to perform because of strikes, riots, natural disasters, internet outages, terrorism, government action, or any other cause beyond the party’s reasonable control. The parties are independent contractors, not agents, partners, employees or joint venturers.
29. Definitions.
Above the Fold: visible without scrolling down, right or left, at a screen resolution of 1024x768.
Ad Code: the JavaScript or other code that initiates a Query when a user goes to an Ad Page.
Advertiser: any entity providing advertising content to paid marketplace databases for display as Paid Results.
Advertiser Landing Page: the landing page of the Advertiser associated with a Paid Result.
Agreement: see preamble in Attachment B.
Algorithmic Listings: any response to a search query, keyword or other request served from an index or indexes of data related to Web pages generated, in whole or in part, by the application of an algorithmic search engine.
Category-Specific Local Search Listings: Search result listings provided directly from a third party’s local commercial database of category-specific advertisers (e.g., travel and hotels). Hotels.com and servicemagic.com are examples of Category-Specific Local Paid Listing providers.
Hyperlinks: words that are displayed in the form of hyperlinks, that generate a Query when clicked on or used by a user.
Hyperlink Results: the content of Advertisers served from paid marketplace databases in the Territories in response to a Query generated by a Hyperlink, provided for display as sponsored listings. Hyperlink Results do not include Web Search Results.
Links: Search Boxes that return Paid Search Results, Hyperlinks that return Hyperlink Results, and Ad Code, to the extent included in the SO.
Local Paid Search Results: means the Paid Search Results that contain locally targeted information and other content of Advertisers.
Local Section: any section of Paid Listings on a search results page (labeled as “Local Sponsors” on the mock-up to this Agreement) that is located below the National Section, which Paid Listings are generated based on bids and locally.
Marks: any Yahoo! trademark shown in the mockups.
Matched Ads: the content of Advertisers served from paid marketplace databases in the Territories in response to a Query generated from the Ad Code.
Named Companies: ***, and any of their subsidiaries that Yahoo! may identify from time to time upon written notice to
Publisher ***
National Section: the top section of Paid Listings on a search results page (labeled as “Sponsored Results” or “Sponsors” on the mockups to this Agreement), which Paid Listings are generated based on bids by Advertisers on keywords.
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Paid Listings: any search result listing that responds to a search query, keyword query, or other similar request for which the review, cataloging, collection, maintenance, display, indexing, ranking, or other activity is paid for by an advertiser, regardless of the method by which payment is determined (i.e., whether cost-per-clock, cost-per-action, cost-per-impression, pay-for-placement, paid inclusion or otherwise), and regardless of whether Publisher receives payment directly.
Paid Results: Paid Search Results, Domain Match Results, Hyperlink Results and/or Matched Ads.
Paid Search Results: the content of Advertisers served from paid marketplace databases in the Territories in response to a Query generated through a Search Box, provided for display as sponsored listings. Paid Search Results do not include Web Search Results.
Publisher Content: all content residing on Publisher’s Offerings, including third party content, but excluding the Links, Results and Marks.
Publisher’s Offerings: any Sites, *** Mapped Domains, Applications, and Emails identified in the SO and any Attachments.
Query: a search query initiated from the Search Box or a Hyperlink, or a request for Matched Ads initiated by the Ad Code on an Ad Page.
Results: Paid Search Results, Hyperlink Results, Domain Match Results, Web Search Results and/or Matched Ads, to the extent included in this Agreement and as appropriate to the context.
Search Box: a graphical area in which a user can enter a Query.
SO: the Service Order.
Term: the period between the Start Date and the End Date, unless terminated earlier as provided in this Agreement.
Territory: the following countries or regions where Yahoo! has a paid marketplace: the United States. The aforementioned countries or regions may be updated upon mutual written agreement of the parties.
Traffic Quality Scale: the scale used by Yahoo! to measure traffic quality in a manner consistent among all Yahoo! search marketing publishers.
Web Search Results: the responses served from Web search databases ranked by an algorithm designed to determine relevance.
Yahoo! Related Party: at any time during the Term, Yahoo! Inc., and any joint venture of Yahoo! Inc., and any entity that directly or indirectly controls, is controlled by, or is under common control with Yahoo! Inc., where “control” means the ownership of, or the power to vote, at least twenty percent (20%) of the voting stock, shares or interests of such entity. In the event of an assignment of all or part of this Agreement to a Yahoo! Related Party, the term “Yahoo!” used in this Agreement shall be deemed to refer exclusively to the Yahoo! Related Party as a party to this Agreement, to the extent of the assignment (as to both the Yahoo! Related Party’s responsibilities and rights).
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ATTACHMENT D — DOMAIN MATCH ATTACHMENT
1.	Definitions.

(a)	Domain Match Link: the Search Box, Hyperlinks and/or URL of a Mapped Domain to the extent that Yahoo! agrees to receive Queries from such Links on the Mapped Domains and Landing Pages.

(b)	Domain Match Results: the content of Advertisers served from Yahoo!’s paid marketplace databases in response to Queries from Landing Pages or in response to the URL of certain Mapped Domains, which responses are provided for display as sponsored listings. Domain Match Results do not include Web Search Results.

(c)	Domain Results Page: a webpage that displays Domain Match Results.

(d)	Landing Pages: the webpages hosted by Publisher that display Search Boxes and/or Hyperlinks, as shown in the mockups.

(e)	Mapped Domains: all of the domain names owned, operated or registered by Publisher that have been submitted by Publisher to qualify to receive Domain Match Results and that have been approved by Yahoo! to display Domain Match Results, provided such domain names do not violate the policies stated below.

2.	Domain Match Implementation. Upon a user typing in a Mapped Domain, Publisher will directly transfer the user to a Landing Page or Domain Results Page (as determined by Yahoo!’s mapping technology). Except as shown in the mockups, Publisher will not display or link to any content on any Landing Page or Domain Results Page without Yahoo!’s prior written consent.

3.	Representations, Warranties and Covenants. Publisher represents and warrants that Publisher has the right to use each Mapped Domain and that each Mapped Domain (a) does not violate the intellectual property rights of any third party; (b) does not violate any applicable law; (c) is not subject to any injunction; (d) is not libelous, defamatory, or obscene; and (e) does not violate the policies described below. If any of the foregoing (a)-(e) apply to a Mapped Domain, then Publisher shall not redirect such Mapped Domain to any webpage associated with Yahoo!, or on which Links or Results are available. Publisher will promptly notify Yahoo! of any claim made or threatened against it concerning any Mapped Domain.

4.	Yahoo! Rights. Notwithstanding anything in this Agreement to the contrary and without limitation of Yahoo!’s other rights and remedies, Yahoo! may, for any reason or no reason, in its sole discretion: (a) decline to respond to Queries originated from one or more Mapped Domains; or (b) require Publisher to block the display of one or more Landing Pages or Domain Results Pages if Yahoo! reasonably believes that (i) Publisher does not have the right to use or to associate data or content with a corresponding Mapped Domain, or (ii) the association of data or content on the Landing Page or Domain Results Page in response to a Mapped Domain (A) violates the intellectual property rights of a third party, (B) is libelous, defamatory or obscene, or (C) might create liability for Yahoo!.

5.	Policies. Yahoo! may change or add to these policies in its sole discretion by informing Publisher in writing (email sufficing), provided that Publisher shall have ten (10) days to become compliant with such new policies and *** the exclusivity and other applicable provisions set forth elsewhere in this Agreement, including within other attachments, will be applied to the Mapped Domains, as appropriate to each such Mapped Domain (e.g., a Mapped Domain owned by Publisher will be deemed a Site pursuant to the Agreement and a domain owned by a third party, but operated by Publisher, would be deemed a *** pursuant to the Agreement, as applicable); provided however that Yahoo! has the right to review and approve the new implementation for the Site, ***. Publisher will not redirect to Yahoo! any domain names that include the following:

(a)	trademarks, company names, and names of specific natural persons (including misspellings), such as McDonalds.com, macdnlds.com, xcerox.com, micaljordan.com;

(b)	words which would evoke a question of legality, such as automatic or military-style

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assault weapons, cracked or pirated software (eg, words like appz, warez, cracks, crackz, hacks, hackz), falsely obtained passwords (eg, words like passwordz), prostitution services, and questionable substances or words alluding to the ingestion of questionable substances;
(c)	defamatory, libelous or threatening language, such as racial or religious epithets or language related to doing physical harm to people or their property;

(d)	vulgar or obscene language, such as f-ckyu.com;

(e)	any language that might advocate or glorify torture, rape or any other illegal or harmful act; and

(f)	any language that is sexually explicit, including but not limited to language related to prostitution, child pornography or underage sex, bestiality, necrophilia, incest or pedophilia.

6.	Compensation.

(a)	Without limiting Yahoo!’s other rights or remedies (including the right to recover any damages permitted by the Limitation of Liability provision), if Publisher violates any provision of Yahoo!’s policies, Yahoo! may assess a fee of *** of Domain Match Results Gross Revenue for the Publisher’s Offerings in violation of the policies for the month in which such violation was committed, which fee helps to cover Yahoo!’s costs in monitoring and administering these policies. Violations of the policies include but are not limited to misuse of the feed provided by Yahoo!, changes to the mapping determined by Yahoo!’s technology and disapproved implementations of Landing Pages or Domain Results Pages.

(b)	If Publisher generates any revenue while in violation of any requirement of this Domain Match Attachment, Yahoo! reserves the right to exclude the revenue attributable to such violation from its calculation of any amounts owed to Publisher.

7.	Indemnity. Without limiting Publisher’s other indemnification obligations under this Agreement, Publisher will (a) indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Yahoo!, any Yahoo! Related Party and any Advertiser, arising out of or related to any Mapped Domain; and (b) reimburse Yahoo! for any reasonable payment made to its Advertisers in settlement of costs, attorneys fees and damages incurred by such Advertisers in connection with bona fide, non-frivolous investigations or claims against such Advertisers, resulting from any Mapped Domain or any breach of this Domain Match Attachment, even if no formal claim has been brought against Yahoo! or its Advertisers or tendered pursuant to the procedure set forth above. ***

8.	Misc. In the event of a conflict between the terms of this Domain Match Attachment and any other provision of the Agreement, the terms of this Domain Match Attachment will govern as to Domain Match. In the event that Publisher becomes aware of any applicable law or regulation that contains more stringent requirements than this Domain Match Attachment after reasonable inquiry, Publisher will inform Yahoo! and will comply with the more stringent requirement.

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EXHIBIT 1 TO THE AGREEMENT
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EXHIBIT 2 TO THE AGREEMENT
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